Exhibit 24

McCormick & Company, Incorporated

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 18 Loveton Circle, Sparks, Maryland 21152 (the “Corporation”), hereby constitute and appoint Robert J. Lawless, Francis A. Contino and Robert W. Skelton, jointly and severally, each in his own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments to this Registration Statement, or any Registration Statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ ROBERT J. LAWLESS	Chairman of the Board &	March 28, 2007
Robert J. Lawless	Chief Executive Officer, Director

/s/ FRANCIS A. CONTINO	Executive Vice President, Chief	March 28, 2007
Francis A. Contino	Financial Officer & Strategic Planning, Director

/s/ KENNETH A. KELLY, JR.	Vice President & Controller	March 28, 2007
Kenneth A. Kelly, Jr.

/s/ JOHN P. BILBREY	Director	March 28, 2007
John P. Bilbrey

/s/ JAMES T. BRADY	Director	March 28, 2007
James T. Brady

/s/ J. MICHAEL FITZPATRICK	Director	March 28, 2007
J. Michael Fitzpatrick

/s/ FREEMAN A. HRABOWSKI, III	Director	March 28, 2007
Freeman A. Hrabowski, III

/s/ MICHAEL D. MANGAN	Director	March 28, 2007
Michael D. Mangan

/s/ MARGARET M.V. PRESTON	Director	March 28, 2007
Margaret M. V. Preston

/s/ GEORGE A. ROCHE	Director	March 28, 2007
George A. Roche

/s/ WILLIAM E. STEVENS	Director	March 28, 2007
William E. Stevens